Exhibit 10.1

SIXTH AMENDMENT TO OFFICE LEASE

This SIXTH AMENDMENT TO OFFICE LEASE (“Sixth Amendment”) is made and entered into as of the 18 day of June, 2013, by and between MS LPC MALIBU PROPERTY HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and IXIA, a California corporation (“Tenant”).

RECITALS:

A.     Landlord and Tenant entered into that certain Office Lease dated September 14, 2007 (the “Original Lease”), as amended by that certain Amendment to Office Lease dated February 11, 2010 ("First Amendment"), that certain Second Amendment to Office Lease dated November 15, 2010 (the "Second Amendment"), that certain Third Amendment to Office Lease dated January 10, 2012 (the "Third Amendment"), that certain Fourth Amendment to Office Lease dated June 1, 2012 (the "Fourth Amendment"), and that certain Fifth Amendment to Office Lease dated November 1, 2012 (the "Fifth Amendment") (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment shall hereinafter be referred to, collectively, as the "Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of a total of approximately 115,875 (108,266 usable) rentable square feet of space, consisting of (i) 50,000 rentable (48,809 usable) square feet of space comprising the entire rentable area of that certain building located at 26601 West Agoura Road, Calabasas, CA ("Building F" and the "Building F Premises"); (ii) 21,612 (19,823 usable) rentable square feet of space comprising the entire rentable area of that certain building located at 26701 West Agoura Road, Calabasas, CA ("Building A" and the "Building A Premises"); (iii) 30,529 rentable (27,035 usable) square feet of space, commonly known as Suites 110 and 200, and located on the first and second floors of that certain building located at 26651 West Agoura Road, Calabasas, CA ("Building D" and the applicable portion of Building D which is part of the Premises, the "Building D Premises"), and (iv) 13,734 rentable (12,599 usable) square feet of space, commonly known as Suite B100, and located on the first floor of that certain building located at 26707 West Agoura Road, Calabasas, CA ("Building B" and the applicable portion of Building B which is part of the Premises, the "Building B Premises") (the Building F Premises, Building A Premises, Building D Premises, and Building B Premises shall hereinafter be referred to, collectively, as the "Premises"), all as more particularly set forth in the Lease.

B.     Landlord and Tenant desire to set forth the agreed upon measurement of the Building B Premises and the Building D Premises, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

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AGREEMENT :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Sixth Amendment.

2.     Measurement the Premises. Landlord and Tenant hereby stipulate and agree that the rentable area of the Building B Premises shall be 13,543 rentable (12,424 usable) square feet of space and the rentable area of the Building D Premises shall be 30,375 rentable (26,954 usable) square feet of space. Landlord and Tenant hereby agree that, retroactively, as of June 1, 2013, the Premises shall be deemed to contain a total of 115,530 rentable square feet of space.

3.     Base Rent.

Base Rent Schedule.

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot*
June 1, 2013 – May 31, 2014*	$2,149,974.00**	$179,071.50**	$1.550**
June 1, 2014 – May 31, 2015	$2,214,473.28**	$184,443.65**	$1.597**
June 1, 2015 – May 31, 2016	$2,280,907.44**	$189,976.95**	$1.644**
June 1, 2016 – May 31, 2017	$2,349,334.68	$195,676.26	$1.694
June 1, 2017 – May 31, 2018	$2,419,814.64	$201,546.55	$1.745
June 1, 2018 – May 31, 2019	$2,492,409.12	$207,592.95	$1.797
June 1, 2019 – May 31, 2020	$2,567,181.36	$213,820.74	$1.851
June 1, 2020– May 31, 2021	$2,644,196.88	$220,235.36	$1.906
June 1, 2021 – May 31, 2022	$2,723,522.76	$226,842.42	$1.963
June 1, 2022 – May 31, 2023	$2,805,228.48	$233,647.69	$2.022

* - The Annual Base Rent (and Monthly Installment of Base Rent) applicable during the first (1st) Lease Year was calculated by multiplying the Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises. Thereafter, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of 3%. Accordingly, the Monthly Rental Rate per Rentable Square Foot for Lease Years 2 –10 are only an approximation for reference purposes only.

** - Tenant’s obligation to pay Monthly Installments of Base Rent shall be subject to the terms of Section 3.2 below

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3.1.     Abated Base Rent. The Rent Abatement, as set forth in Section 5.3 of the Fourth Amendment, as amended by Section 3.2 of the Fifth Amendment, shall continue to apply to Tenant's obligation to pay Base Rent under the Lease, as amended.

3.2.     Tenant’s Share of Direct Expenses. Based upon the exact measurement set forth in Section 2 above, Tenant’s Share with respect to Building B shall retroactively, as of June 1, 2013, be 19.429% and Tenant's Share with respect to Building D shall retroactively, as of June 1, 2013, be 79.850%.

4.     Substitute Premises Tenant Improvement Allowance Modification. Tenant hereby acknowledges and agrees that based upon the new measurement of the Building D Premises and Building B Premises, Section 4 of the Fifth Amendment is hereby deleted and replaced with this Section 4. Pursuant to the terms of Section 2.1 of the Tenant Work Letter attached to the Fourth Amendment as Exhibit B, and based upon the exact measurement set forth in Section 2 above, Tenant shall be entitled to a one-time tenant improvement allowance in the amount Two Hundred Nineteen Thousand Five Hundred Ninety and No/100 Dollars ($219,590.00) (the "Tenant Improvement Allowance") (i.e., Five Dollars ($5.00) per rentable square foot of the Premises multiplied by 43,918 rentable square feet of the Building D Premises and the Building B Premises), which shall represent the total tenant improvement allowance Tenant is entitled to with respect to the Building D Premises and Building B Premises, notwithstanding anything to the contrary in the Lease. Tenant’s use of the Tenant Improvement Allowance shall be subject to the terms of Exhibit B to the Fourth Amendment.

5.     Maintenance of Building D Common Area. Notwithstanding anything to the contrary in the Lease, Tenant shall, at Tenant's sole cost and expense, without any expectation of reimbursement from the Landlord, maintain the corridors and restrooms located in the Common Areas of Building D. In consideration of the foregoing, Tenant’s Share of the Operating Expenses with respect to Building D shall exclude the cost of janitorial services for Building D.

6.     No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflicts between the terms and conditions of the Lease and the terms and conditions of this Sixth Amendment, the terms and conditions of this Sixth Amendment shall prevail.

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IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

“LANDLORD”	“TENANT”
MS LPC MALIBU PROPERTY HOLDINGS, LLC, a Delaware limited liability company By: /s/ David Binswanger Its: Vice President By: Its:	IXIA, a California corporation By: /s/ Ronald W. Buckly Its: Sr. V.P. and General Counsel By: /s/ Thomas B. Miller Its: Chief Financial Officer

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